UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2008

ENVIRONMENTAL CONTROL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-120682
(Commission File Number)

20-3626387
(IRS Employer Identification No.)

85 Kenmount Road, St. John’s, Newfoundland, A1B 3N7
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 888-669-3588

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Effective December 23, 2008, we closed a private placement consisting of 1,639,346 units at a purchase price of $0.05 per unit, for gross proceeds of $81,967. Each unit consists of one common share and two share purchase warrants. Each whole warrant is exercisable into one share of common stock for a period of two years at an exercise price of $0.11 per warrant share.

We issued all of the securities to one (1) non-U.S. person (as that term is defined in Regulation S promulgated under the Securities Act of 1933) relying on the exemption from registration provided by Regulation S and/or Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL CONTROL CORPORATION

/s/ Gary Bishop
Gary Bishop
Chief Financial Officer and Director

Date: January 12, 2009